UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

XTX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-31757	98-0233452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o David A. Carter, P.A. One Lincoln Place, 1900 Glades Road, Suite 401, Boca Raton, FL 33431 (Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 750-6999

4610 So. Ulster Street, Suite 150, Denver, Colorado 80237

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01.

Entry into a Material Definitive Agreement

The information called for by this item is contained in Item 2.01, which is incorporated herein by reference.

ITEM 2.01

Completion of Acquisition or Disposition of Assets

On March 6, 2007, XTX Energy, Inc. (the "Company") entered into an asset purchase agreement (the "Purchase Agreement") with Rothschild Trust Holdings, LLC, a Florida limited liability company ("Rothschild Trust"), Leigh Rothschild, Adam Bauman and Neal Lenarsky, (Rothschild Trust, Leigh Rothschild, Adam Bauman and Neal Lenarsky are individually referred to herein as a “Seller” and collectively referred to as the “Sellers”).  The closing for the transactions contemplated by the Purchase Agreement took place upon the satisfaction of all closing conditions on March 16, 2007.  Effective immediately, the address of the Company is c/o David A. Carter, P.A., One Lincoln Place, 1900 Glades Road, Suite 401, Boca Raton, Florida 33431. The phone number is (561) 750-6999.

The assets acquired from the Sellers (the "Assets") include pending patent titled Leigh-10 (U.S. Appl. No. 11/373,322; filed March 10, 2006) together with any intellectual property progeny of Leigh-10 and associated trademarks, including but not limited to codes; and the domain names: publoot.com, publoot.biz, publoot.info, publoot.name, publoot.mobi, publoot.net, publoot.org, publoot.tv, publoot.us, publoot.ws, squiglee.name, squiglee.us, squiglee.tv; squiglee.ws; pubmine.com, pubmine.net, pubmine.org, pubmine.biz, pubmine.info, pubmine.us, pubmine.mobi, pubmine.tv, pubmine.ws, pubmine.name, pubminers.com, publute.com, publewt.com, moolahpub.com, moolapub.com, atomicguppy.com, atomicguppy.biz, atomicguppy.net, atomicguppy.org; atomicguppie.com; atomicguppy.info, atomicguppy.us, atomicguppy.mobi, atomicguppy.tv, atomicguppy.ws; and atomicguppy.names.  The Assets further include all proprietary information, documents and records relating to the creation of the

Assets and all copyright, copyrightable subject matter (including software) and registrations otherwise material to the use of the Assets.

The Company purchased the Assets from the Sellers for the total consideration of 142,000,000 shares of the Company's restricted common stock.  As a condition of closing, Jerrold Burden, the Company's Chief Executive Officer, President and Director, (i) returned 68,929,220 shares of outstanding common stock of the Company, which shares were cancelled and returned to treasury as authorized but unissued shares; and (ii) waived an accrued salary balance of $187,501.

Pursuant to the terms of the Purchase Agreement, for a period of 12 months following the Closing Date, the Company is prohibited from effecting recapitalizations or stock splits that result in a reverse split of the Company’s outstanding common stock on the closing date in excess of a 20-to-1 ratio.  The Purchase Agreement also provides that for a period of six months from the closing date, the Company will not issue any additional securities of the Company except in connection with (i) proceeds received from a bridge financing consisting of notes and warrants; (ii) a private placement of common stock; and (iii) options to be issued pursuant to employment agreements between the Company and Adam Bauman and Leigh M. Rothschild.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions for a transaction of this kind.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1.

ITEM 3.02

Unregistered Sales of Equity Securities

On March 16, 2007, the Company issued 142,000,000 shares of its restricted common stock (the "Shares") to the Sellers and their designees as set forth below:

Name	No. Shares
Irrevocable Trust III, Jay Howard Linn, Trustee (1)	91,989,120
Adam Bauman (2)	25,287,500
Leigh M. Rothschild (1)	23,023,380
Neal Lenarsky	1,062,500
David A. Carter	637,500
TOTAL	142,000,000

(1)

Leigh M. Rothschild is the primary beneficiary of the Irrevocable Trust III.

(2)

Includes 2,125,000 shares to be held in escrow and released at such time as certain performance criteria are met.

The Shares were not registered under the Securities Act of 1933 (the "Act") and were issued pursuant to an exemption from registration under Section 4(2) of the Act.  The Shares bear a legend restricting transferability absent registration or applicable exemption.

At the closing of the Purchase Agreement, the Company received net proceeds of $171,250 in a bridge financing transaction (the "Bridge Financing") consisting of convertible notes (the "Notes") and warrants ("Warrants") sold to two accredited investors. The Notes are due and payable one year from issuance and may not be prepaid without consent of the Holder. Interest shall accrue at the annual rate of 8% payable upon or after conversion and the Maturity Date.  The Notes may be converted into shares of common stock determined by dividing that portion of the principal to be converted by $1.00, subject to adjustment for stock splits, stock dividends and similar events.  In addition to the general terms of default found in similar convertible notes, the Company may be deemed to be in default if the Company's common stock is delisted for ten or more consecutive days; if a stop trade order or principal market trading suspension is in effect for ten or more consecutive days; if the Company fails to reserve an adequate number of shares of common stock for conversion; upon cross default by the Company of any other agreement to which the Company and the Holder are parties; or breach of the piggyback registration rights by the Company.  For each $1.00 of principal, Note holders shall receive a Warrant to purchase one share of common stock.  The Warrants expire in fours years and are exercisable at $2.00 per share subject to adjustment for stock splits, stock dividends the issuance by the Company of common stock options and convertible securities, and other similar events. All Warrant rights remain in effect regardless of any event of default affecting the Notes.  Note Holders and Warrant Holders are entitled to piggyback registration rights in the event the Company files a registration statement under the Securities Act.

The net proceeds of the Bridge Financing are being used for general corporate purposes, including, but not limited to, further development of live web-based E-Commerce video rewards platform, marketing of the Company's products and services, and salaries. The Notes and Warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.  A copy of the form of Note and the form of Warrant is filed herewith as Exhibits 4.1 and 4.2, respectively, and each is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Exhibits 4.1and 4.2.

ITEM 5.01

Changes in Control of Registrant

As a result of the transactions contemplated by the Purchase Agreement, the shareholders of the Company before the acquisition now own approximately 20% of the issued and outstanding shares of common stock and the Sellers and their designees own approximately 80% of the Company’s issued and outstanding common stock.

The following table sets forth information regarding the number of shares of our common stock beneficially owned on March 16, 2007 by (i) each person who is known by us to beneficially own 5% or more of our common stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all of our directors and named executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	% of Class
Common Stock	Irrevocable Trust III, Jay Howard Linn, Trustee (1) 19333 Collins Avenue Penthouse 2501 Sunny Isles Beach, FL 33150	91,989,120	51.97%
Common Stock	Leigh M. Rothschild (2) 19333 Collins Avenue Penthouse 2501 Sunny Isles Beach, FL 33150	115,012,500	64.98%
Common Stock	Adam Bauman (3) 350 East 79th Street, #4D New York, NY 10021-9203	25,287,500	14.29%
Common Stock	Jerrold D. Burden (4) 2501 E. Commercial Blvd., Suite 212 Fort Lauderdale, FL 33308	20,852,780	11.78%

	All current officers and directors as a group (3 persons)	161,152,780	91.05%

(1)

Leigh M. Rothschild is the primary beneficiary of the Irrevocable Trust III.

(2)

Includes 91,989,120 shares held in the Irrevocable Trust III, Jay Howard Linn, Trustee, of which Mr. Rothschild is the primary beneficiary.

(3)

Includes 2,125,000 shares to be held in escrow and released at such time as certain performance criteria are met.

(4)

Mr. Burden's resignation as Director shall be effective ten days following the mailing by the Company to its shareholders of a Rule 14f-1 Information Statement.

The names of the persons or entities that acquired control are:

a.

Irrevocable Trust III, Jay Howard Linn, Trustee, of which Leigh M. Rothschild is the primary beneficiary.  The source of the trust's consideration was its 100% ownership of the Rothschild Trust, the basis of control is its 51.97% ownership interest of all of the outstanding shares of our common stock;

b.

Leigh M. Rothschild, the source of the consideration was his ownership interest in certain Assets, the basis of control is his 13.01% direct ownership of all the outstanding shares of our common stock and his indirect beneficial ownership through the Irrevocable Trust III, Jay Howard Linn, Trustee; and

c.

Adam Bauman, the source of the consideration was his ownership interest in certain Assets, the basis of control is his prospective 14.29% ownership of all the outstanding shares of our common stock.

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 16, 2007, in accordance with the terms and conditions of the Purchase Agreement, Albert Folsom tendered his resignation as the Company's Chief Financial Officer, Secretary and Director and Jerrold Burden tendered his resignation as Chief Executive Officer and President.  Mr. Burden continues to serve as a Director, subject to the effectiveness of a Rule 14f-1 Information Statement (the "Information Statement") and SEC Rule 14f-1 for Notice of Change in the Composition of the Board of Directors.  Mr. Burden's resignation as Director shall be effective upon the tenth day following the mailing by the Company to its shareholders of the Information Statement.  Leigh M. Rothschild was appointed Chairman and Director to fill the vacancy created by the resignation of Mr. Folsom and shall serve on the Board until the next annual meeting of the shareholders.  Adam Bauman was appointed Chief Executive Officer to fill the vacancy created by Mr. Burden.

Executive Officers and Directors

The following table sets forth the current executive officers and directors, their ages and positions with the Company:

Name

Age

Title

Jerrold Burden(1)

55

Director

Leigh M. Rothschild

55

Chairman and Director

Adam Bauman

49

Chief Executive Officer

(1)

Mr. Burden's resignation as Director shall be effective ten days from the effective date of the Information Statement.

Jerrold Burden has served as President, Chief Executive Officer and Director of the Company since November 2003. From 1979 to 1982, Mr. Burden served as Executive Vice President and Director of Tri-Star Oil and Gas Inc., a Denver based corporation engaged in the development of shallow offset production, primarily in Oklahoma and Kansas. In this capacity, Mr. Burden was responsible for lease acquisition and oil field equipment rental.  Mr. Burden also served as an officer and Director of Western National Rig and Supply Company, based in Oklahoma City, Oklahoma. Western National was a company that contracted the drilling of shallow wells in Stephans County, Oklahoma and surrounding areas.  From 1983 to1987, Mr. Burden served as founder and President of Dean Resources, a Colorado corporation engaged in the business of oil and gas lease development.  Primary lease, property acquisitions and operations of the company were in Kansas, Oklahoma, Colorado, Texas and Wyoming.  From 1988 to 1993, Mr. Burden was closely associated with the mortgage lending business and real estate business. During this time, he founded Centennial Banc Share Corp., a Colorado corporation engaged in all phases of mortgage lending. The company maintained a $5,000,000 warehouse line of credit and funded its own loans. The company was F.H.A. approved and funded all types of loans ranging from prime "A" rated paper to sub-prime B and C grade notes. The company was an approved lender with dozens of banks such as Country Wide, Flag Star Bank, Fleet Mortgage, Carl I. Brown among others. Mr. Burden sold his interest in Centennial Banc Share Corp. in 2000. Since that time, he has been involved in community projects, fund raising and selected investment opportunities in real estate and non-real estate. Mr. Burden has been a previous Director of the Southeast Denver-Douglas County Economic Council, and the American Mortgage Lenders Association.  Mr. Burden was honorably discharged from military service in 1974. He attended Western State College in Colorado with major studies in economics and business.

Leigh M. Rothschild is the Managing Partner of Rothschild Trust Holdings, LLC an intellectual property holding company. He is the immediate past Chairman and Board Member of Connected Media Technologies Inc., a publicly traded intellectual property and digital media company. Mr. Rothschild is an established inventor who to date has been issued seven U.S. patents and has more than 30 patents pending worldwide. Mr. Rothschild has licensed his patent portfolio to several major companies around the world and his technologies are in use at companies ranging from Pricegrabber.com to Sonic Solutions / InterActual to Neomedia and Connected Media among others. Most major DVD releases now incorporate the PCFriendly InterActual technology that is under license to Connected Media.  From October 1998 through February 2004, Mr. Rothschild was Chairman and founder of BarPoint.com a Nasdaq publicly traded wireless information company with a Board that included the Chairman of the Fidelity funds and the President of Office Depot.  The company was sold in February of 2004. Prior to founding BarPoint, Mr. Rothschild was Chairman and Chief Executive Officer of IntraCorp Entertainment, Inc., a consumer software company with worldwide product distribution.  Mr. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George H. W. Bush. He has served governors on technology boards and served as a special advisor to then Florida Secretary of Commerce Jeb Bush. Mr. Rothschild currently serves on the IT Florida Technology Board as an appointee of former Governor Jeb Bush. Mr. Rothschild chairs the Rothschild Family Foundation, which has given endowments to outstanding charities and institutions including the Tampa Children’s Home, Thomas Amour Youth Ballet Company, Miami Symphony, and the University of Miami School of Business Rothschild Entrepreneurial contest and Lecture Series.  Mr. Rothschild has an undergraduate degree from the University of Miami, where he also completed the Graduate Program in Management Studies.

Adam Bauman has been the Chief Executive Officer & President of STI Management for the past six years.  STI is a talent management firm that represents senior executives in media, entertainment and technology firms and offers them strategic insights to increase their success in corporations and startups alike. While client identities are confidential, they include top executives with Discovery, Disney / ABC, Conde Nast, eBay, Facebook, Fox, The Gap, Google, Intuit, Mattel, NASCAR, National Geographic, NBC/Universal, News Corp., PepsiCo, Revver, Rodale, Sony/BMG, Time Warner, Veoh, Viacom, Virgin Entertainment, Vivendi and Yahoo!. At STI, he helped grow the firm from one to six partners in six U.S. cities, resulting in substantial revenue increases each year. He also guided several entrepreneurs through the startup process, from inception to profitability.  An early Internet adopter, Adam started as a Special Projects producer for The Los Angeles Times New Media Group and helped launch the latimes.com website before becoming Director of Internet Production for Universal Studios, then built a corporate Intranet for DreamWorks S.K.G. Subsequently, he was the Director of Emerging Technology at VWR Scientific Products Corp., before becoming Executive Vice President of E-Commerce at a Young & Rubicam subsidiary. After serving as the founding Chief International E-Commerce Officer of American International Group, he was named Chief Global E-Commerce Officer of Deloitte Consulting. Subsequently, he was appointed Chairman and CEO of IsoSpace, a web-based enterprise video collaboration software company.  As an established Internet and technology expert, Adam is frequently called upon to address professional and academic audiences, including the Princeton Alumni Association of New York City. Adam was appointed to the Board of Visitors at the Peter F. Drucker Graduate School of

Management, Claremont Graduate University, and has also served on the Board of Directors of Connected Media Technologies, Inc., a publicly traded company.  His article, “More Companies Are Routing Calls via Internet,” was recently published in The New York Times.  Earlier in his career, Adam oversaw production of five feature films as an executive for the Motion Picture Corporation of America and was a staff writer for the Los Angeles Times, where he reported several front page stories, hundreds of articles, and was a member of the editorial staff that shared the 1995 Pulitzer Prize for coverage of the earthquake on January 17th, 1994 in Northridge, California.  Adam holds both an MFA degree from the Peter Stark Motion Picture Producing Program and an MBA from the University of Southern California. He is also a graduate of the California State University Long Beach school of Radio and Television.

Employment Agreements

On March 16, 2007, the Company entered into an Employment Agreement with Leigh M. Rothschild whereby Mr. Rothschild agreed to serve as the Company’s Chairman for an initial term of two years.  The agreement automatically renews for successive one-year periods unless either Mr. Rothschild or the Company provides written notice at least 90 days prior to the expiration of the initial or one of the successive terms.  Under the agreement, Mr. Rothschild shall receive a base salary of $120,000 and shall be entitled to an annual cash bonus based on certain financial and non-financial performance goals that may be established by mutual agreement of Mr. Rothschild and the Board of Directors.  Mr. Rothschild is eligible to receive and participate in all benefit, bonus, retirement, insurance and long-term incentive programs provided by the Company for its executive personnel.  Mr. Rothschild received (i) an initial grant of 25,000 stock options, the terms of which shall be determined by mutual agreement of Mr. Rothschild and the Board of Directors.  In the event Mr. Rothschild is terminated by the Company other than for cause, he shall be entitled to unpaid salary and expenses, and compensation equal to one year of salary and benefits payable in installments or as a lump sum.

On March 16, 2007, the Company entered into an Employment Agreement with Adam Bauman whereby Mr. Bauman agreed to serve as the Company’s Chief Executive Officer for an initial term of two years.  The agreement automatically renews for successive one year periods unless either Mr. Bauman or the Company provides written notice at least 90 days prior to the expiration of the initial or one of the successive terms.  Under the agreement, Mr. Bauman shall receive a base salary of $200,000 and shall be entitled to an annual cash bonus based on certain financial and non-financial performance goals that may be established by mutual agreement of Mr. Bauman and the Board of Directors.  Mr. Bauman is eligible to receive and participate in all benefit, bonus, retirement, insurance and long-term incentive programs provided by the Company for its executive personnel.  Mr. Bauman received (i) an initial grant of 353,250 stock options, the terms of which shall be determined by mutual agreement of Mr. Bauman and the Board of Directors.  In the event Mr. Bauman is terminated by the Company other than for cause, he shall be entitled to unpaid salary and expenses, and compensation equal to one year of salary and benefits payable in installments or as a lump sum.

The foregoing summaries of Mr. Bauman's employment and Mr. Rothschild's employment are qualified by reference to their employment agreements, which are attached as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

To the best of the our knowledge, prior to entering into the Purchase Agreement, neither Adam Bauman nor Leigh M. Rothschild has been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.  To the best of our knowledge, neither Adam Bauman nor Leigh M. Rothschild has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Committees

To date, there have not been sufficient directors, officers and employees involved with the Company to establish any committee.

Terms of Service

Each director of the Company serves for a term of one year and until his successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at the annual general meeting of the Board of Directors and is qualified.

Director Compensation

Directors receive no compensation for acting as directors.

Director Independence

None of our directors are an "independent director", as that term is used by rules of the New York Stock Exchange.

Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws provide that no director or officer shall have any personal liability to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except that personal liability shall not be eliminated for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.  Officers and directors are indemnified, under certain circumstances, against attorney's fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear expenses of such litigation for any of our directors, officers, employees or agents upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup. Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

ITEM 5.06

Change in Shell Company Status

The Company was incorporated as Glen Manor Resources, Inc. in 1999 as a mining exploration company.  In 2003, the Company decided to forego mining and focused its attention on the acquisition of income producing oil and gas properties in the United States.  The Company changed its name to XTX Energy, Inc. on June 1, 2006 to reflect this change in its business description. As of October 31, 2006, all remaining assets and income producing properties of the Company were sold to a related party for cash at a loss to the Company.  The Company has not realized revenue since the sale of the remaining assets and income producing properties in October 2006.  Following the sale of the remaining assets and income producing properties, the directors and majority shareholder determined it to be in the best interests of the Company to abandon its business of acquiring oil and gas properties and pursue an alternative business plan.

In December 2006, the Company identified an opportunity to build a live web-based E-Commerce video rewards platform and entered into discussions with the Sellers to purchase the Assets necessary to implement and develop the platform.  Immediately prior to entering into the Purchase Agreement, the Company had no employees and was controlled by a majority shareholder, Jerrold Burden, who was also the Company's President, Chief Executive Officer and a Director.  The Company has sustained losses since inception.  As of March 16, 2007, the Company had assets of $-0- and liabilities of $-0-.

As a result of the acquisition of the Assets described in Item 2.01 (which description is incorporated herein by reference), the Company ceased to be a shell corporation as such term is defined in Rule 12b-2 of the Security and Exchange Act of 1934, as amended. A description of our business after the acquisition follows.

Adoption of New Business Plan

The Company intends to use the Assets, including the Leigh-10 pending patent Internet Rewards algorithm, to build and launch an interactive incentive community to address a marketplace of nearly 1.1 billion Internet users worldwide, or 16.6% of the global 6.5 billion population. Within this new web site, members can upload personal videos, audio recordings, multicasts or any other uploadable intellectual property and set their own sale price. Each time a member's content is purchased for download or multicast viewing, the member receives a royalty.

In addition to pre-recorded content, the Company plans to use Internet video broadcasting technology to create a marketplace for the sale of live event multicasts.  When not viewing multicasts, members will be able to relax in private interactive rooms, where they can "add in" their webcam-equipped friends and conduct a personal live videoconference with them, or purchase a movie or other licensed content to view together in a virtual living room setting. Multiple language support – English, Spanish, French, Italian, Chinese, Japanese, German and many more – will be phased in over time to embrace the global nature of the Internet.

The Company will also benefit from sustainable financial models that will drive multiple sources of revenue, and will monetize pre-recorded and live content by creating super-viral markets with the Leigh-10 pending patent Internet Rewards algorithm. Although the Company does not plan to depend solely on advertising, it does anticipate selling media advertising (banners, flash video ads or 30 second TV spots) and sponsorships within certain areas of its web site.

We anticipate that additional revenue sources will include: sales of User Generated Content (books, recipes, poems, class notes, pre-recorded videos & music, etc.), premium licensed content sales (popular libraries of motion pictures, DVDs, CDs, MP3s, etc.), live multicast event sales, tiered levels of subscription fees (for premium service private shared content interactive rooms) and paid search return fees.

Plan of Operation

Over the next 12 months, the Company will utilize its Assets, including the Leigh-10 pending patent Internet Rewards algorithm, to build a live web-based E-Commerce video rewards platform to support an interactive incentive community. Within this new web site, members may choose to upload personal videos, audio recordings, multicasts or any other uploadable intellectual property and set their own sale price. When a member's content is purchased for download or multicast viewing, the member will receive a royalty payment. To accomplish this, the Company will retain software programming resources, complete open source code development, endeavor to acquire key components (off-the-shelf collaborative video, E-Commerce and payment processing engines), launch viral marketing campaigns and establish a web site in an effort to reduce time to market our products. In general, the Company estimates it will release a Beta version of its web site within the first nine months, with a final 1.0 or “first release” version ready within five months thereafter.

As software development progresses, the Company plans to open discussions with major providers and creators of branded content, so as to enable the web site to debut with a licensed content library. In addition, the Company will begin a dialogue with potential advertisers and sponsors who may wish to place advertising and sponsorships on the Company’s web site.

Because the Company plans to use Internet video broadcasting technology to create a marketplace for the sale of live event multicasts, meetings will be arranged with top producers of live entertainment for potential distribution on the Company’s web site. Also, given the increasing popularity of User Generated Content, strategic alliances with Hollywood Talent agencies and similar talent management organizations will be sought. Initial languages planned to be supported within the first year include English and Spanish.

The Company believes that its underlying financial model is designed to drive many sources of revenue over the long term by monetizing pre-recorded and live content, by selling advertising and sponsorship programs on its web site, and by creating super-viral markets with the Leigh-10 pending patent Internet Rewards algorithm.

However, the Company does anticipate the need for additional funding to ensure that the Company timely meets its Beta and version 1.0 launch goals.

At the present time, the Company believes that the Leigh-10 pending patent provides it with a unique marketing advantage, based upon preliminary market research conducted by the Company. The Company is unaware of any direct competitor to the business model under development. Since the Internet 2.0 space is very fast moving, the Company will continue to closely monitor new entrants in the marketplace, including ongoing product and market research, for the purpose of trying to stay as far ahead of any potential competitor(s) as possible.

During the first 12 months, the Company will hire three executives and three staff employees; however, the Company anticipates adding additional skilled employees to an estimated maximum of twelve. Because the Company operates from a virtual platform, the Company does not anticipate significant purchases or sales of plant or equipment.

Property

The current address of the Company is c/o David A. Carter, P.A., One Lincoln Place, 1900 Glades Road, Suite 401, Boca Raton, Florida 33431.  Our telephone number is (561) 750-6999 and our facsimile number is (561) 367-0960.  We intend to operate conventional business offices in Hollywood, California, Manhattan, New York and South Florida.  We will locate some equipment in Manhattan, such as PCs, servers and load balancers for our software development team. We also plan to outsource much of the heavy content service to a content distribution network in order to ameliorate internal expense of hosting and serving media content.

Description of Securities; Market Price of and Dividends; and Related Shareholder Matters

The authorized capital stock of the Company consists of 200,000,000 shares of common, par value $0.001 per share.  As of March 16, 2007, there were 61 shareholders of record holding an aggregate of 177,000,000 shares of the Company's common stock.  Only the holders of our common stock are entitled to vote at a meeting of our shareholders. Each share of common stock entitles the record holder to one vote on all matters submitted to a vote of our shareholders.

As of March 16, 2007, there is an aggregate of $200,000 in convertible Notes and Warrants held by two Note Holders of record.  The terms and conditions of the Notes and Warrants are contained in Item 3.02 of this Report, which is incorporated herein by reference.

The Company's common stock is quoted on the OTCBB under the symbol "XTEG".  The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTCBB market quotations reflect inter-dealer prices, without retail mark up, mark down or commission, are not necessarily representative of actual transactions, and may not be indicative of the value of the common stock or the existence of an active market.

Historically, the level of trading in the Company's common stock has been sporadic and limited.  We have not included a pricing table because the historical trading price is immaterial to the Company on a going forward basis.  There is no assurance that a trading market will develop which will provide liquidity for the Company's shareholders.

Since its inception, the Company has not paid any dividends on its common stock, and the Company does not anticipate that it will pay dividends in the foreseeable future.

Summary Compensation Table

The following table sets forth compensation paid or accrued by the Company for the last three years ended October 31, 2006:

A	B	C	D	E	F	G	H
Name and Principal Position	Year	Salary	Other Annual Compensation $	Restricted Stock Awards $	Option SAR #	LTIP Payouts $	All Other Compensation $
Jerrold Burden President, CEO and Director (1)	2004	-0-	$14,595	-0-	-0-	-0-	-0-
	2005	-0-	$23,500	-0-	-0-	-0-	-0-
	2006	-0-	$215,011	-0-	-0-	-0-	-0-
Albert Folsom CFO, Secretary and Director	2004	-0-	-0-	-0-	-0-	-0-	-0-
	2005	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-

(1)

As of October 31, 2006, there was an accrued salary balance of $187,501 due the Chief Executive Officer which deferred salary was waived by Mr. Burden on March 16, 2007, as a condition of the closing of the Purchase Agreement.

There are no outstanding equity awards, options or unvested stock, compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the foregoing Summary Compensation table that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Legal Proceedings

There are no legal proceedings to which the Company is a party or to which its property is subject, nor to the best of management's knowledge are any material legal proceedings contemplated.

Certain Relationships and Related Transactions

None since the date of our Form 10-KSB filed with the SEC on January 21, 2007.

Financial Information

Audited financial statements for the Company for the period ended October 31, 2006 and the quarter ended January 31, 2007, are filed with our Form 10-KSB filed with the SEC on January 21, 2007, and our Form 10-QSB filed with the SEC on March 14, 2007, respectively.

ITEM 7.01

Regulation FD Disclosure

Disclosure Of Non-Public Information To Sellers

The Company is disclosing that Jerrold Burden, the Company's Chief Executive Officer and President, did intentionally disclose certain material and non-public information about the Company's business, operations, and recent financial information, none of which was previously disseminated to the public. Such information was provided to a person or persons who were outside of the Company, as more fully described below. This information is revealed in this Report pursuant to the requirements of Regulation FD (17 CFR 243.100 et seq.), which requires the Company to provide the circumstances surrounding the selective release of material non-public information, when such information has not first been made available to the Company's shareholders or to the Commission.

In December 2006, the Company entered into preliminary discussions with the Sellers regarding the prospective acquisition of the pending patent titled Leigh-10. In its proposal to the Sellers, it was necessary for the Company to disclose certain current financial information and projections of its estimated earnings for periods that have not heretofore been furnished to the Commission, to the public, or to its shareholders. Mr. Burden orally presented estimates of the Company's financial information to the Sellers that were not compiled, prepared, or reviewed in accordance with Generally Accepted Accounting Principles ("GAAP"); as such information was not available. The information that Mr. Burden provided to the Sellers was not dissimilar to the Company's actual financial position at the time such disclosures were made; however, such disclosures had not been made available to the public because the Company, its compilation accountant, and its certifying accountant had not yet prepared the Company's Form 10-Q and therefore, had not released such information to the Commission or to the Company's shareholders.

Exchange Act Section 16(a) Compliance

Neither Jerrold Burden, a Director and the Company's former Chief Executive Officer and President, nor Albert Folsom, a former Director and Chief Financial Officer and Secretary filed a Form 3 for the calendar year 2003 when each became an officer and Director of the Company.  Mr. Burden failed to file the requisite Section 16(a) reports when the Company issued shares of common stock to him in the calendar years 2004 and 2006.

ITEM 9.01

Financial Statements and Exhibits

Exhibit

Description

4.1

Form of Note for Bridge Financing

4.2

Form of Warrant for Bridge Financing

10.1

Asset Purchase Agreement by and between XTX Energy, Inc. and Rothschild Trust Holdings, LLC, dated March 16, 2007.

10.2

Employment Agreement by and between XTX Energy, Inc. and Adam Bauman, dated March 16, 2007.

10.3

Employment Agreement by and between XTX Energy, Inc. and Leigh M. Rothschild, dated March 16, 2007.

99.1

Press Release dated March 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  ____________, 2007

XTX ENERGY, INC.

Jerrold Burden
Chief Executive Officer, President
and Director